UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ACREAGE HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

ACREAGE HOLDINGS, INC.

SUPPLEMENT TO PROXY STATEMENT FOR

2024 ANNUAL MEETING OF SHAREHOLDERS

This Supplement, dated May 1, 2024 (this “Supplement”), supplements and amends the definitive proxy statement filed by Acreage Holdings, Inc. (the “Company,” “we,” “us” and “our”) with the Securities and Exchange Commission (the “SEC”) on April 30, 2024 (the “Proxy Statement”), in connection with the Company’s Annual Meeting of Shareholders to be held on June 6, 2024 (the “Annual Meeting”). The purpose of this Supplement is to (i) correct a typographical error related to the compensation of the Company’s Chief Executive Officer, as disclosed under the “Summary Compensation Table” on page 20 of the Proxy Statement, and (ii) correct errors in the reporting of audit fees paid to Marcum for the years ended December 31, 2022 and December 31, 2023, as disclosed under “Proposal 3 –Appointment of Auditors,” at page 17 of the Proxy Statement. No other changes are being made to the Proxy Statement or to the matters being submitted to the shareholders at the Annual Meeting. This Supplement does not reflect events occurring after the date of the Proxy Statement or modify or update disclosures that may have been affected by subsequent events. Capitalized terms used but not otherwise defined in this Supplement have the meanings ascribed to them in the Proxy Statement. This Supplement should be read in conjunction with the Proxy Statement. This Supplement is being filed with the SEC and is being made available to shareholders on or about May 1, 2024.

Revisions to Proxy Statement

The Company hereby revises the “Summary Compensation Table” on page 20 of the Proxy Statement to read in its entirety as follows:

Summary Compensation Table

The following table sets out the compensation for the Corporation’s Named Executive Officers for the years ended December 31, 2023 and December 31, 2022:

Name and Principal Position	Fiscal Year	Salary (US$)	Bonus (US$)	Stock Awards (US$)(1)	Option Awards (US$)(1)	Non-Equity Incentive Plan Compensation (US$)(2)	All Other Compensation (US$)	Total Compensation (US$)
Dennis Curran Chief Executive Officer	2023	$358,764	$—	$797,210	$—	$358,750	$—	$1,514,724
	2022	$298,240	$—	$357,411	$384,251	$—	$—	$1,039,902
Filippo (Peter) Caldini Former Chief Executive Officer	2023	$254,429	$—	$—	$—	$—	$—	$254,429
	2022	$415,015	$2,500,000	$488,171	$535,775	$—	$—	$3,938,961
Carl Nesbitt Chief Financial Officer	2023	$163,433	$—	$115,172	$—	$—	$—	$278,605
Corey Sheahan Executive Vice President, General Counsel & Secretary	2023	$315,012	$—	$230,976	$—	$236,250	$—	$782,238

Notes:

(1)	Represents the aggregate grant date fair value of the RSUs and options that the Corporation granted to each Named Executive Officer during the applicable year, as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, which excludes the effect of estimated forfeitures. Further information regarding the valuation of equity awards can be found in Note 12 to our Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2023.

(2)	For 2023, reflects the annual incentive bonuses that were agreed to be paid in April 2024. To date these bonuses have not yet been paid.

The Company hereby revises the reporting of audit fees paid to Marcum for the years ended December 31, 2022 and December 31, 2023, as disclosed under “Proposal 3 –Appointment of Auditors,” at page 17 of the Proxy Statement to read in its entirety as follows:

The following table sets forth, by category, the fees for all services rendered by the Corporation’s current auditor, Marcum, for the fiscal years ended December 31, 2022 and December 31, 2023, all of which were approved by the Audit Committee. Some fees related to the audit completed for the fiscal year ended December 31, 2023 have not yet been billed and have not been included in the table below.

	January 1-December 31 2022 (US$)	January 1-December 31 2023 (US$)
Audit Fees	$873,578	$864,030
Audit Related Fees(1)	$22,660	$25,824
Tax Fees	—	—
All Other Fees	—	—

(1)	“Audit Related Fees” are the aggregate fees billed by Marcum in auditing the Company’s annual financial statements for the years ended 2023 and 2022.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERAILS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 6, 2024

This Supplement, along with the Proxy Statement and Company’s Annual Report on Form 10-K for the year ended December 31, 2023 are available at https://odysseytrust.com/client/acreage-holdings-inc/ .